Exhibit 23.3

                      CONSENT OF INDEPENDENT CERTIFIED
                            PUBLIC ACCOUNTANTS


We have issued our report dated June 27, 1996, accompanying the balance sheet and statement of partners' capital of Milliwave Limited Partnership contained in the Registration Statement. We consent to the use of the aforementioned report in the Registration Statement, and to the use of our name as it appears under the caption "Experts".



/s/ GRANT THORNTON LLP

GRANT THORNTON LLP

New York, New York
September 4, 1996